Exhibit 99.2

                                                                  News

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Kelli Powers (314) 577-9618

FOR IMMEDIATE RELEASE

ANHEUSER-BUSCH DECLARES QUARTERLY COMMON STOCK DIVIDEND

ST. LOUIS, October 25, 2006 - Patrick Stokes, president and chief executive officer of Anheuser-Busch Cos. Inc. today announced that the Board of Directors has declared a regular quarterly dividend of 29 ½ cents on shares of the company’s outstanding common, payable December 11, 2006, to shareholders of record on November 9, 2006.
Based in St. Louis, Anheuser-Busch is the leading American brewer. The company brews the world’s largest-selling beers, Budweiser and Bud Light. Anheuser-Busch also owns a 50 percent share in Grupo Modelo, Mexico’s leading brewer, and a 27 percent share in Tsingtao, the No. 1 brewer in China. The company also is one of the largest theme park operators in the United States, is a major manufacturer of aluminum beverage cans and is America’s top recycler of aluminum beverage cans. For more information, visit www.anheuser-busch.com

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